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State of Michigan                      Office of Financial & Insurance Services
Department of Labor & Economic Growth
CERTIFICATION OF ARTICLES OF           P.O. Box 30220
INCORPORATION OR AMENDMENTS TO         Lansing, MI 48909
ARTICLES OF INCORPORATION

                       I, Linda A. Watters, Commissioner
                               have examined the

                    Amended Articles of Redomestication of

               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

                         regarding a change of name to

                 JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

                        to be effective January 1, 2005

       and certify that the same is in accordance with the requirements of the act under which this company is organized.

[SEAL]
                                        Signed this 7th day of July, 2004,
                                        at Lansing, Michigan

                                        /s/ Linda A. Watters
                                        --------------------------------------
                                        Linda A. Watters
                                        Commissioner

                   [LOGO OF STATE OF MICHIGAN]

                   Department of Labour and Economic Growth
                   Division of Insurance
                   I certify that this is a true and complete copy of the original document on file in this office.

                   8-4-2004                        Marilyn Rzepecki

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                          [LOGO OF STATE OF MICHIGAN]

                               STATE OF MICHIGAN

                         Attorney General's Department
                               Lansing, Michigan

                  I Hereby Certify, That I have examined the

                   AMENDMENT TO ARTICLES OF REDOMESTICATION
                  REGARDING NAME CHANGE OF THE MANUFACTURERS
                        LIFE INSURANCE COMPANY (U.S.A.)

and find the same in accordance with the requirements of the statutes of the State of Michigan and not in conflict with the Constitution of this State.

Dated at Lansing, Michigan, this 30th day of June 2004.

                                                  /s/ E. John Blanchard
                                                  -----------------------------
                                                  E. John Blanchard
                                                  Assistant Attorney General

No.819

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FIS 0068 (6/01) Michigan Office of     Fees and attachments must accompany
Financial & Insurance Services         this filing. Please use the Checklist
Division of Insurance                  and remittance stub on page 2 of this
Amendment or Restatement of Michigan   form to complete your filing.
Articles of Incorporation PAGE 1 of 2
                                       Validation coder 96-11-88 25.00

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
Name of Corporation                                   This corporation is organized under the provisions of

The Manufacturers Life Insurance Company (U.S.A.)     Public Act 218 of 1956, as amended; Chapter 500
Details about meeting where amendment vote was taken: The vote on amendments was:
Type of meeting (select one):      Date of meeting:                    In person    By proxy      Total

[ ] Annual   [X] Special           June 21, 2004          Votes FOR        0        Unanimous   Unanimous
City meeting was held in:                             Votes AGAINST        0            0           0

Wilmington, Delaware
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THE ARTICLES OF INCORPORATION ARE TO BE AMENDED AS FOLLOWS: (attach additional sheets if necessary)
Amending only-List article amended, and state the amendment.
Amending & Restating-List article amended, and state the amendment, then restate articles including amendment.

Article I of the Corporation's Articles of Redomestication is hereby amended as follows:

                                   Article I

The name assumed by this corporation and by which it shall be known in law is:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

and its principal office for the transaction of business shall be in the City of Bloomfield Hills, State of Michigan.

Corporate Certification

We certify that we are the president and secretary of this corporation, transacting business under Michigan Public Act 218 of 1958 as amended. Notice of the intention to amend the articles of incorporation was given to the members or stockholders of this corporation in compliance with (S)500.5214 of the Michigan Insurance Code. After providing proper notice, a meeting was held and it was resolved by the required vote of stockholders or members to amend or restate the articles of incorporation, details of which are described above.

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
Signature of the President of the Date         Signature of the Secretary of Date
Corporation                                    the corporation

/s/ John D. DesPrez III           June 22,2004 /s/ James D. Gallagher        June 22,2004
------------------------                       ----------------------
Presidents name typed or printed               Secretary's name typed or printed
John D. DesPrez III                            James D. Gallagher
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Our web address is: www.cis.state.mi.us/ofis  P. A. 218 of 1956 as amended requires submission of this form
Our toll free phone number is: 1-577-999-8442 by domestic insurance corporations that intend to amend their articles of incorporation. Amendments are not approved until this form is filed with, and approved by, the Commissioner.
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[LOGO OF MICHIGAN DEPARTMENT OF
CONSUMER & INDUSTRY SERVICES]

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